                                                                   Exhibit (d.2)

                                   Schedule A

Advisory Fee for the Category I Funds:

0.59% per annum of the aggregate net assets of the Category I Funds less than or equal to $7.0 billion plus 0.54% per annum of the aggregate net assets of the Category I Funds between $7.0 billion and $11.0 billion plus 0.49% per annum of the aggregate net assets of the Category I Funds between $11.0 billion and $24.0 billion plus 0.44% per annum of the aggregate net assets of the Category I Funds in excess of $24.0 billion

Category I Funds:
iShares MSCI Australia Index Fund
iShares MSCI Austria Index Fund
iShares MSCI Belgium Index Fund
iShares MSCI Canada Index Fund
iShares MSCI EMU Index Fund
iShares MSCI France Index Fund
iShares MSCI Germany Index Fund
iShares MSCI Hong Kong Index Fund
iShares MSCI Italy Index Fund
iShares MSCI Japan Index Fund
iShares MSCI Japan Small Cap Index Fund
iShares MSCI Malaysia Index Fund
iShares MSCI Mexico Index Fund
iShares MSCI Netherlands Index Fund
iShares MSCI Singapore Index Fund
iShares MSCI Spain Index Fund
iShares MSCI Sweden Index Fund
iShares MSCI Switzerland Index Fund
iShares MSCI United Kingdom Index Fund

Advisory Fee for Category II Funds:

0.74% per annum of the aggregate net assets of the Category II Funds less than or equal to $2 billion plus 0.69% per annum of the aggregate net assets of the Category II Funds between $2 billion and $4 billion plus 0.64% per annum of the aggregate net assets of the Category II Funds between $4 billion and $8 billion plus 0.57% per annum of the aggregate net assets of the Category II Funds in excess of $8 billion

Category II Funds:
iShares MSCI Brazil Index Fund
iShares MSCI Chile Index Fund
iShares MSCI South Africa Index Fund
iShares MSCI South Korea Index Fund
iShares MSCI Taiwan Index Fund

Advisory Fee for Category III Funds:

0.50% per annum of the aggregate net assets of the Category III Funds

Category III Funds:
iShares MSCI Pacific ex-Japan Index Fund

Advisory Fee for Category IV Funds:

0.75% per annum of the aggregate net assets of the Category IV Funds less than or equal to $14.0 billion plus 0.68% per annum of the aggregate net assets of the Category IV Funds between $14.0 billion and $28.0 billion plus 0.61% per annum of the aggregate net assets of the Category IV Funds in excess of $28.0 billion

Category IV Funds:
iShares MSCI BRIC Index Fund
iShares MSCI Emerging Markets Index Fund

Amended and Approved by the Board of Directors of iShares, Inc. on June 13-14, 2007.